EXHIBIT 99.3

                                                                            W-32

          THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED
                      UNDER THE SECURITIES ACT OF 1933, AS
              AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE
             SECURITIES LAWS, AND MAY NOT BE PLEDGED, HYPOTHECATED,
              SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO
                REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE
                        WARRANT TO PURCHASE COMMON STOCK
                         OF NUANCE COMMUNICATIONS, INC.

Date of Issuance:  May 20, 2008

          In consideration for the payment by WP-WPVIII Investors, L.P. to Nuance Communications, Inc., a Delaware corporation (the "Company"), of $1,299.62 in cash, by certified check, or by wire transfer (the "Purchase Price"), the Company agrees to the provisions set forth herein. The Company certifies that WP-WPVIII Investors, L.P. and its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, up to 10,397 fully-paid and nonassessable shares of Common Stock (the "Warrant Shares") at a purchase price per share equal to the Warrant Price (defined below). The number of shares of Common Stock purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as provided herein. The initial Warrant Price (the "Warrant Price") per share of Common Stock shall equal $20.00.

          This Warrant is one in a series of warrants issued on May 20, 2008 (the "Issuance Date") with substantially similar terms and conditions that (x) as of the Issuance Date and subject to the provisions of this Warrant and such other warrants (as applicable), allow for the purchase of up to an aggregate of 3,700,000 shares of Common Stock and (y) as of the Issuance Date, are represented by warrant certificate numbers W-30, W-31, and W-32. Such warrants and any warrants issued upon assignment or replacement thereof are referred to herein as the "Warrants," and the holders thereof and their permitted assigns are referred to herein as the "Holders."

          For the purpose of this Warrant, the term "Common Stock" shall mean
(i) the Common Stock, par value $0.001 per share, of the Company as of the Issuance Date, or (ii) any other class or classes of stock resulting from successive changes or reclassifications of such class of stock, and the term "Business Day" shall mean any day other than a Saturday or Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

          Section 1. Term of Warrant, Exercise of Warrant. (a) Subject to the terms of this Warrant, the Holder shall have the right, at its option, which may be exercised in whole or in part, at any time, and from time to time, commencing at the time immediately following the time the Purchase Price has been paid and until the earlier of (x) 5:00 p.m. Eastern Time on the four year anniversary of the Issuance Date and (y) the closing of a Change of Control (as defined


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below) (the "Warrant Expiration Date") to purchase from the Company the Warrant
Shares. "Change of Control" shall mean the sale, conveyance or disposal of all or substantially all of the Company's property or business or the Company's merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which the stockholders of the Company immediately prior to the transaction or transactions own less than a majority of the voting power of the surviving corporation following the transaction or transactions.

          (b) The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its office in Burlington, Massachusetts (or, in the event the Company's principal office is no longer in Burlington, Massachusetts its then principal office in the United States (the "Principal Office")), accompanied by payment, of an amount (the "Exercise Payment") equal to the Warrant Price multiplied by the number of Warrant Shares being purchased pursuant to such exercise, payable as follows:
(i) by payment to the Company in cash, by certified check, or by wire transfer of the Exercise Payment, (ii) by surrender to the Company for cancellation of securities of the Company having a Market Price (as hereinafter defined) on the date of exercise equal to the Exercise Payment; or (iii) by a combination of the methods described in clauses (i) and (ii) above. In lieu of exercising the Warrant as set forth in the foregoing sentence, the Holder may elect to perform a net exercise and receive a payment equal to the difference between (i) the Market Price on the date of exercise multiplied by the number of Warrant Shares as to which the payment is then being elected and (ii) the aggregate Warrant Price with respect to such Warrant Shares, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price on the date of exercise. For purposes hereof, the term "Market Price" shall mean, with respect to any day, the average closing price of a share of Common Stock or other security for the 5 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported high and low prices during such 5 trading day period on Nasdaq or, if the shares are not listed on Nasdaq, in the over-the-counter market or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined in good faith jointly by the Company and the Holders of a majority in interest of the shares of Common Stock then purchasable pursuant to outstanding Warrants (a "Holder Majority"); provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and a Holder Majority or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. All costs and expenses of such independent investment banking firm shall be borne 50% by the Company and 50% by the Holders, pro rata based on the number of Warrant Shares then held by each.

          (c) Upon any exercise of this Warrant, the Company shall issue and cause to be delivered with all reasonable dispatch, but in any event within 10 Business Days, to or upon the written order of the Holder and, subject to
Section 3, in such name or names as the Holder may designate (provided that such names other than the Holder may include only affiliates of the Holder), a certificate or certificates for the number of full Warrant Shares issuable upon such

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

exercise together with such other property, including cash (if necessary pursuant to Section 5.3 hereof), which may be deliverable upon such exercise. If fewer than all of the Warrant Shares represented by this Warrant are purchased, a new Warrant of the same tenor as this Warrant, evidencing the Warrant Shares not purchased will be issued and delivered by the Company at the Company's expense, to the Holder together with the issue of the certificates representing the Warrant Shares then being purchased. All Warrant certificates surrendered upon exercise of Warrants shall be canceled by the Company.

          Section 2. Warrant Register, Registration of Transfers.

          Section 2.1. Warrant Register. The Company shall keep at its Principal Office, a register (the "Warrant Register") in which the Company shall record the name and address of the Holder from time to time and all transfers and exchanges of this Warrant. The Company shall give the Holder prior written notice of any change of the address at which such register is kept.

          Section 2.2. Registration of Transfers, Exchanges or Assignment of Warrants. The Holder shall be entitled to assign its interest in this Warrant in whole or in part to any affiliate of Holder upon surrender thereof accompanied by a written instrument or instruments of transfer in the form of assignment at the end hereof duly executed by the Holder. Except as set forth in the preceding sentence, this Warrant may not be assigned by the Holder. This Warrant may also be exchanged or combined with warrants of like tenor at the option of the Holder for another Warrant or Warrants of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon presentation thereof to the Company as its Principal Office together with a written notice signed by the Holder specifying the denominations in which the new Warrant is or the new Warrants are to be issued.

          Upon surrender for transfer or exchange of this Warrant to the Company at its Principal Office for transfer or exchange, in accordance with this
Section 2, the Company shall, without charge (subject to Section 3), execute and deliver a new Warrant or Warrants of like tenor and of a like aggregate amount of Warrant Shares in the name of the assignee named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder with respect to that portion not transferred, and this Warrant shall promptly be canceled.

          Notwithstanding the foregoing, the Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant and Warrant Shares in the absence of (i) registration or qualification of this Warrant and such Warrant Shares under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

          Section 3. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of any Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant

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

or certificate for Warrant Shares in a name other than that of the Holder as such name is then shown on the books of the Company.

          Section 4. Certain Covenants.

          Section 4.1. Reservation of Warrant Shares. There have been reserved and the Company shall at all times keep reserved, out of its authorized but unissued Common Stock, free from any preemptive rights, rights of first refusal or other restrictions (other than pursuant to the Act and applicable state securities laws) a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant.

          Section 4.2. No Impairment. The Company shall not by any action including, without limitation, amending its Restated Certificate of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant at the then Warrant Price therefor.

          Section 4.3. Notice of Certain Corporate Action. In case the Company shall propose (a) to offer to the holders of its Common Stock rights to subscribe for or to purchase any shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (b) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or
(c) to effect any capital reorganization, or (d) to effect any Change of Control, or (e) to effect the liquidation, dissolution or winding up of the Company or (f) to offer to the holders of its Common Stock the right to have their shares of Common Stock repurchased or redeemed or otherwise acquired by the Company, or (g) to take any other action which would require the adjustment of the Warrant Price and/or the number of Warrant Shares issuable upon exercise of this Warrant, then in each such case (but without limiting the provisions of Section 5), the Company shall give to the Holder, a notice of such proposed action, which shall specify the date on which a record is to be taken for purposes of such dividend, distribution of offer of rights, or the date on which such reclassification, reorganization, Change of Control, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock. Such notice shall be so given at least ten (10) Business Days prior to the record date for determining holders of the Common Stock for purposes of participating in or voting on such action, or at least ten (10) Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. Such notice shall specify, in the case of any subscription or repurchase rights, the date on which the holders of Common Stock shall be entitled thereto, or the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon any reorganization, reclassification, Change of Control or other action, as the case may be. Such notice shall also state whether the action in question or the record date is subject to the effectiveness of a registration statement under the Act or to a favorable vote of security holders, if either is required, and the adjustment in Warrant Price and/or number of Warrant Shares issuable upon exercise of this Warrant as a result of such reorganization, reclassification, Change of Control or other action, to the extent then determinable. No such notice shall be given if the Company reasonably determines that the giving of such notice would require disclosure of material information which the Company has a bona fide purpose for preserving as confidential or the disclosure of which would not be in the best interests of the Company.

          Section 4.4. Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is given to the Holder in reliance upon the Holder's representation to the Company, which by its acceptance of this Warrant the Holder hereby confirms, that the Warrant, the Warrant Shares, and the Common Stock issuable upon conversion of the Warrant Shares (collectively, the "Securities") being acquired by the Holder are being acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Holder represents that it has full power and authority to enter into this Warrant. The Holder has not been formed for the specific purpose of acquiring any of the Securities.

          Section 4.5. Disclosure of Information. The Holder has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and has had an opportunity to review the Company's facilities, and has had an opportunity to read all of the Company's filings with the Securities and Exchange Commission.

          Section 4.6. Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The Holder understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder's control, and which the Company is under no obligation and may not be able to satisfy.

          Section 4.7. Accredited Investor. The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

          Section 5. Adjustment of Warrant Price.

          Section 5.1. Subdivision or Combination of Stock. In case the Company shall at any time (i) issue a dividend payable in Common Stock or any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then (x) in the case of a dividend or subdivision, the Warrant Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased and the number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment shall be proportionately increased, and (y) in the case of a combination, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment shall be proportionately decreased.

          Section 5.2. Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, other than a Change of Control, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, exercise, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of this Warrant, that number of shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares for which this Warrant could have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of this Warrant. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

          Section 5.3. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.3, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the Market Price for a share of Common Stock as of the date of exercise.

          Section 5.4. Notice of Adjustment. Upon any adjustment of the Warrant Price, and from time to time upon the request of the Holder the

Company shall furnish to the Holder the Warrant Price resulting from such adjustment or otherwise in effect and the number of Warrant Shares then available for purchase under this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          Section 5.5. Certain Events. If any event occurs as to which, in the good faith judgment of the Board of Directors of the Company the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company in the good faith, reasonable exercise of its business judgment shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles so as to protect such exercise rights as aforesaid.

          Section 6. No Rights as a Stockholder; Notice to Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

          Section 7. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with, in the case of a Holder which is not a qualified institutional buyer within the meaning of Rule 144A under the Act, surety) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

          Section 8. Notices. All notices and other written communications provided for hereunder shall be given in writing and delivered in person or sent by overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to the Holder addressed to it at the address or fax number specified for such Holder in the Warrant Register or at such other address or fax number as the Holder shall have specified to the Company in writing in accordance with this Section 8, and (ii) if to the Company, addressed to it at 1 Wayside Road, Burlington, Massachusetts 01803, Attention General Counsel Fax No: (781) 565-5001 or at such other address or fax number as the Company shall have specified to the Holder in writing in accordance with this
Section 8. Notice given in accordance with this Section 8 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

          Section 9. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

          Section 10. Warrant Share Legend. Each certificate representing Warrant Shares, until such Warrant Shares have been distributed pursuant to a registration statement effective under the Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Act (or any similar rule then in force) shall bear one or all of the following legends:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          Section 11. Captions. The captions of the Sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

          Section 12. Amendment or Waiver. Any term of the Warrants may be amended or waived only by an instrument in writing signed by the Company and a Holder Majority, and any such amendment or waiver (and any other action taken or decision made by a Holder Majority) shall be binding upon all Holders.

          IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the 20th day of May, 2008.

                                   NUANCE COMMUNICATIONS, INC.



                                   By:  /s/  James R. Arnold, Jr.
                                        ----------------------------------------
                                          Name:  James R. Arnold, Jr.
                                          Title:  Chief Financial Officer



                                   WP-WPVIII INVESTORS, L.P.

                                   By:  Warburg Pincus Partners LLC,
                                        its General Partner

                                   By:  Warburg Pincus & Co.,
                                        its Managing Member


                                   By:  /s/  Patrick Severson
                                        ----------------------------------------
                                        Name:  Patrick Severson
                                        Title: Partner


                          [Signature Page to Warrant]

                  [To be signed only upon exercise of Warrant]

TO Nuance Communications, Inc.:

          The undersigned, the holder of the within Warrant (the "Holder"), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ shares of Common Stock of Nuance Communications, Inc. and herewith [makes payment of $______ therefor in full payment of the Exercise Payment][tenders securities having a Market Price of $_____ in full payment of the Exercise Payment] or [elects to receive a payment equal to the difference between (i) the Market Price (as defined in the Warrant) multiplied by ________ (the number of Warrant Shares as to which the payment is being elected) and (ii) ___________, which is the exercise price with respect to such Warrant Shares, in full payment of the Exercise Payment, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price in accordance with the terms of the Warrant], and requests that the certificates for such shares be issued in the name of, and be delivered to ______, whose address is ________.

Dated:

________________________


                                     -------------------------------------------
                                     (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                                     -------------------------------------------
                                                    Address

                  [To be signed only upon transfer of Warrant]

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________ the right represented by the within Warrant to purchase shares _____of the Common Stock of Nuance Communications, Inc. to which the within Warrant relates, and appoints _______ attorney to transfer said right on the books of Nuance Communications, Inc. with full power of substitution in the premises.

Dated:

________________________


                                     -------------------------------------------
                                     (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                                     -------------------------------------------
                                                    Address

In the presence of:


---------------------------------